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                                                                Exhibit: 10.18FD


                              ADDENDUM TO AGREEMENT

         This Addendum to Agreement by and between K & K International, a Michigan corporation and Kenneth Johnson, herein collectively called "Inventor", and Carl E. Voigt, III and Carl E. Voigt, IV, herein collectively called "Voigts".

         WHEREAS, Inventor and Voigts entered into an Agreement dated 18th day of December, 1986, wherein Voigt; obtained exclusive worldwide rights to manufacture and market certain products created by Inventor; and

         WHEREAS, the parties have agreed to a modification of such Agreement.

         NOW THEREFORE, in consideration of the mutual covenants of the parties it is agreed as follows:

         1. Voigts agree that the total royalties and commissions paid pursuant to the terms of paragraph 9 of the original Agreement shall equal or exceed, during each calendar year of the Agreement, the sum of Thirty Thousand Dollars ($30,000.00).

         2. In the event, during any calendar year of this Agreement, the total payments of royalties and commissions does not equal or exceed Thirty Thousand Dollars ($30,000.00), Voigts, in their sole discretion, may:

                  a. Pay to Inventor, on or before February 1 of the year following the calendar year in question, a sum equal to Thirty Thousand Dollars ($30,000.00) less the total amount of commissions and royalties paid during said preceding calendar year; or
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                  b. Elect, in writing, on or before February 1 of the year
         following the calendar year in question, to terminate the original Agreement of December 18, 1986. In the event Voigts choose this option, Voigts shall have no further rights or obligations under said Agreement.

         In all further respects the parties ratify and confirm the terms of the original Agreement dated December 18, 1986.

                                             K & K INTERNATIONAL



/s/ Kenneth Johnson                          By: /s/ Kenneth Johnson
------------------------                         ------------------------
Kenneth Johnson


/s/ Carl E. Voigt, III                       /s/ Carl E. Voigt, IV
------------------------                         ------------------------
Carl E. Voigt, III                           Carl E. Voigt, IV


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